Exhibit 1.1

EXECUTION COPY

8,500,000 Shares

W & T OFFSHORE, INC.

Common Stock

UNDERWRITING AGREEMENT

July 20, 2006

LEHMAN BROTHERS INC.

JEFFERIES & COMPANY, INC.

MORGAN STANLEY & CO. INCORPORATED,

As Representatives of the several

      Underwriters named in Schedule 1 attached hereto,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

W & T Offshore, Inc., a Texas corporation (the “Company”), proposes to sell an aggregate of 8,500,000 shares (the “Firm Stock”) of the Company’s common stock, par value $.00001 per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of 1,275,000 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is the agreement concerning the purchase of the Stock from the Company by the Underwriters. You are acting as the representatives (the “Representatives”) of the Underwriters pursuant to the Master Agreement Among Underwriters for Registered SEC Offerings (including multiple syndicate offerings), Standby Underwritings and Exempt Offerings (other than offerings of Municipal Securities) dated December 1, 2005.

Section 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 relating to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives. As used in this Agreement:

(i) “Applicable Time” means 8:00 a.m. (New York City time) on July 21, 2006;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 4).

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j) The Company and each of its Subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”) have been duly incorporated or formed and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not, individually or in the aggregate have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries (a “Material Adverse Effect”), and the Company and each of its Subsidiaries have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and, other than the subsidiaries listed on Exhibit 21 to the Form 10-K, none of the Company’s subsidiaries is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(k) As of the First Delivery Date, the Company will have an authorized and outstanding capitalization as set forth in the most recent Preliminary Prospectus; and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the most recent Preliminary Prospectus; and all of the issued membership interests of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except as set forth in the most recent Preliminary Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for liens and encumbrances under the Company’s Credit Facilities (as defined below). The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity or ownership interest in any person or entity, other than the subsidiaries listed on Exhibit 21 to the Form 10-K. As used in this Agreement, “Credit Facilities” means (i) the Credit Agreement, dated March 15, 2005, by and between the Company and Toronto Dominion (Texas), LLC, TD Securities (USA), LLC, JP Morgan Chase Bank, N.A. and Fortis Capital Corp., Harris Nesbitt Financing, Inc. and Bank of Scotland, Natexis Banques Populaires, and certain additional financial institutions, and (ii) the Third Amended and Restated Credit Agreement (the “New Credit Facility”) made as of May 26, 2006, by and among the Company and the various financial institutions and other persons from time to time parties hereto, as lenders, each Issuer referred to therein, as issuers of Letters of Credit, Toronto Dominion (Texas), individually and as agent for the Lenders, Lehman Commercial Paper Inc., as syndication agent, Harris Nesbitt Financing, Inc., Fortis Capital Corp. and Bank of Scotland, as Co-Documentation Agents, Natexis Banques Populaires, as Co-Agent, and TD Securities (USA) LLC and Lehman Brothers Inc., as Co-Lead Arrangers and Co-Bookrunners.

(l) Except as described in the most recent Preliminary Prospectus and the Prospectus, as of the First Delivery Date there will be no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s articles of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound other than any such rights that have been waived or satisfied, and, except as described in the most recent Preliminary Prospectus and the Prospectus, there are no outstanding options, warrants or rights to purchase any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Company has all requisite power and authority to execute and deliver this Agreement and to otherwise perform its obligations under this Agreement. On or before each Delivery Date (as defined in Section 4 hereof), all action required to be taken by the Company for the authorization, issuance, sale and delivery of the Stock and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(o) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of incorporation, bylaws or other governing documents, of the Company or any of its Subsidiaries or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, nor will such action result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities, or “Blue Sky” laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, other than such consents, approvals, authorizations, registrations or qualifications that have been obtained.

(p) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, other than any such rights that have been waived or satisfied.

(q) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee and director compensation plans or pursuant to outstanding options, rights or warrants.

(r) Otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, nor from any labor dispute or court or governmental action, order or decree; and, otherwise than as set forth or contemplated in the Prospectus, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries.

(s) The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The financial information contained in the most recent Preliminary Prospectus under the caption “Summary Consolidated Historical and Pro Forma Financial Data” (i) with respect to the Company is derived from the accounting records of the Company and its Subsidiaries and fairly presents the information purported to be shown thereby, and (ii) with respect to the properties (referred to herein as the “Kerr-McGee properties”) to be acquired from Kerr-McGee Corporation (“Kerr-McGee”) pursuant to the Agreement and Plan of Merger, effective October 1, 2005, among Kerr-McGee Oil & Gas Corporation, Kerr-McGee Oil & Gas (Shelf) LLC, the Company and W&T Energy V, LLC (the “Merger Agreement”) is derived from the accounting records of Kerr-McGee and, to the knowledge of the Company, such financial information fairly presents the information purported to be shown thereby. The pro forma financial information contained in the most recent Preliminary Prospectus has been prepared on a basis consistent with the historical financial statements contained in the most recent Preliminary Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the most recent Preliminary Prospectus, gives effect to assumptions made on a reasonable basis and fairly presents the transactions described in the most recent Preliminary Prospectus. The other historical financial and statistical information and data included or incorporated by reference in the most recent Preliminary Prospectus are, in all material respects, fairly presented.

(t) Ernst & Young LLP, who have (i) certified certain financial statements of the Company and the Statement of Revenues and Direct Operating Expenses related to the Kerr-McGee properties, whose reports appear in the most recent Preliminary Prospectus and who have delivered the initial letters referred to in Section 7(g) hereof, are independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations.

(u) The Company and each of its Subsidiaries have (i) good and marketable title to all its interests in its natural gas and oil properties owned or leased by them, (ii) good and marketable title in fee simple to all real property owned by them and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as may be encumbered by the Credit Facilities or such as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property in the aggregate by the Company and its Subsidiaries; and all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made of such properties and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(v) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. In the Company’s reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Company and the Subsidiaries and their respective businesses. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(w) The Company and each of its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(x) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, might have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(y) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, against the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets is subject, that are required to be described in the most recent Preliminary Prospectus but are not described as required, and there are no contracts or other documents which are required to be described in the most recent Preliminary Prospectus or filed as exhibits to the Form 10-K or the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 by the Securities Act or by the Rules and Regulations which have not been described or filed as required.

(z) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any Subsidiary on the other hand, which is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(aa) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent or threatened, which might be expected to have a Material Adverse Effect.

(bb) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(cc) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, might have) a Material Adverse Effect.

(dd) Since the date as of which information is given in the most recent Preliminary Prospectus through the date hereof, and except as may otherwise be disclosed in the most recent Preliminary Prospectus, the Company has not (i) issued or granted any securities, or granted any options to purchase any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(ee) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(ff) Neither the Company nor any of its Subsidiaries (i) is in violation of its articles of incorporation, bylaws or other governing documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default), in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business. To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties are subject is in default under any such agreement.

(gg) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) Except as set forth in the most recent Preliminary Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ii) Neither the Company nor any of its Subsidiaries is, or, as of the applicable Delivery Date after giving effect to the sale of Stock will be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(jj) The Stock has been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

(kk) To the knowledge of the Company, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the sale of the Stock or suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or suspends the sale of the Stock in any jurisdiction in which the Stock is qualified pursuant to Section 5(k) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the sale of the Stock, the effectiveness of the Registration Statement or the use of any Preliminary Prospectus in any jurisdiction in which the Stock is qualified pursuant to Section 5(k) hereof; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the sale of the Stock or the other transactions contemplated hereby, or the performance by the Company of its obligations hereunder.

(ll) Except as disclosed in the most recent Preliminary Prospectus, each of the Company and its Subsidiaries has, or at each Delivery Date will have, such permits, consents, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) as are necessary to conduct the business currently (or, as described or contemplated in the most recent Preliminary Prospectus, to be) operated by it, except for such permits which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Company and each of its Subsidiaries has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the most recent Preliminary Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit.

(mm) Netherland, Sewell & Associates, whose report regarding the oil and natural gas reserves of the Company and its subsidiaries appears in the most recent Preliminary Prospectus (the “Company Reserve Report”), and who has delivered the letter regarding the Company referred to in Section 7(i) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. The information underlying the estimates of oil and natural gas reserves of the Company and its subsidiaries, which the Company prepared and supplied to Netherland, Sewell & Associates for the purpose of preparing the Company Reserve Report was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening product price fluctuations as described in the most recent Preliminary Prospectus, the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the most recent Preliminary Prospectus and as reflected in the Company Reserve Report, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the most recent Preliminary Prospectus and reflected in the Company Reserve Report comply in all material respects with applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

(nn) Netherland, Sewell & Associates, whose report regarding the oil and natural gas reserves of the Kerr-McGee properties appears in the most recent Preliminary Prospectus (the “Kerr-McGee Reserve Report”), and who has delivered the letter regarding the Kerr-McGee properties referred to in Section 7(i) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Kerr-McGee properties. The information underlying the estimates of oil and natural gas reserves of the Kerr-McGee properties, which Kerr-McGee prepared and supplied to Netherland, Sewell & Associates for the purpose of preparing the Kerr-McGee Reserve Report was, to the best of the Company’s knowledge, true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening product price fluctuations as described in the most recent Preliminary Prospectus, the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the most recent Preliminary Prospectus and as reflected in the Kerr-McGee Reserve Report, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the most recent Preliminary Prospectus and reflected in the Kerr-McGee Reserve Report comply in all material respects with applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

(oo) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that the Company will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(pp) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE that pertain thereto that are effective, and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE that pertain thereto upon the effectiveness of such provisions.

(qq) The Merger Agreement has been duly authorized, executed and delivered by all parties thereto. Each party to the Merger Agreement has all requisite power and authority to consummate the transactions contemplated by the Merger Agreement and to otherwise perform its obligations under the Merger Agreement. The Merger Agreement constitutes a valid and legally binding obligation of each party thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(rr) The Company’s New Credit Facility has been duly authorized, executed and delivered by all parties thereto. Each party to the New Credit Facility has all requisite power and authority to consummate the transactions contemplated thereby and to otherwise perform its obligations under the New Credit Facility. Subject to consummation of the transactions contemplated by the Merger Agreement, the New Credit Facility constitutes a valid and legally binding obligation of each party thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase the Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the respective names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $31.525 per share.

The Company shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

Section 3. Offering of Stock by the Underwriters. Upon authorization by the Underwriters of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus. The Underwriters covenant that they will make no unlawful offers of the Firm Stock or the Option Stock.

Section 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at such place as shall be determined by agreement among the Representatives and the Company, at 10:00 A.M., New York City time, on the fourth full Business Day (as defined in Section 15 hereof) following the date of this Agreement or at such other date as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Delivery Date.” Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Firm Stock to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the account specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

At any time on or before the 30 days after the date of this Agreement, the option granted in Section 2 may be exercised in whole or in part from time to time by written notice being given by the Representatives to the Company; provided that if such date falls on a day that is not a Business Day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. The date and time the shares of Option Stock is delivered are sometimes referred to as a “Subsequent Delivery Date” and the First Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement among the Representatives and the Company) at 10:00 A.M., New

York City time, on each such Subsequent Delivery Date. On each such Subsequent Delivery Date to the Representatives for the account of each Underwriter, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to be purchased on such Subsequent Delivery Date to the Underwriters against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the account specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

Section 5. Further Agreements of the Company. The Company agrees:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein;

(c) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(d) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(e) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(f) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Underwriters to the filing;

(g) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(h) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to prepare and file an amendment or supplement to such Issuer Free Writing Prospectus, in form and substance reasonably satisfactory to the Company, and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request, that will correct such conflict, statement or omission or effect such compliance;

(i) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(j) For a period of one year following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the NYSE pursuant to requirements of or agreements with the NYSE or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(k) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not otherwise subject;

(l) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of each of Lehman Brothers Inc., Jefferies & Company, Inc. and Morgan Stanley & Co. Incorporated on behalf of the Underwriters; provided, that the Company may issue shares of Common Stock in connection with acquisitions of oil and gas properties or of companies the assets of which consist primarily of oil and gas properties; provided that in connection with such issuance, the recipients of such shares agree in writing to be bound by the foregoing restrictions of this Section 5(l) by executing and delivering to Lehman Brothers Inc. a letter or letters substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, for the purpose of facilitating research coverage of the Company by the Underwriters and compliance with NYSE Rule 472 and NASD Rule 2711, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed by this Section 5(l) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(m) To take such action as shall be necessary to comply with the rules and regulations of the NYSE and to maintain the listing of the Stock on the NYSE;

(n) To timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act, including the rules and regulations thereunder, in connection with the registration of the Stock thereunder;

(o) To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations thereunder;

(p) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus.

(q) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(q), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

Section 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing, filing, delivery and shipping of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the costs of distributing the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing the review by the NASD of the terms of sale of the Stock; (f) any applicable listing or similar fees; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(k) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the shares of Stock; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Underwriters and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (k) all other costs and expenses incident to the performance of the obligations of the Company, except as provided below; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, travel and lodging cost and expenses of the Underwriters and their representatives associated with the “road show” undertaken in connection with the marketing of the offerings of the Stock (except for any costs or expenses associated with transportation chartered by the Company) and any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

Section 7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a), the Registration Statement and all post-effective amendments to the Registration Statement shall be become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Underwriters; the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for the issuance of any such order shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Underwriters and complied with to their satisfaction; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Pricing Disclosure Package or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriters or in the opinion of counsel to the Underwriters, is material or omits to state a fact which, in the opinion of the Underwriters or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Adams and Reese LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit B-1 hereto.

(e) Vinson & Elkins LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit B-2 hereto.

(f) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, as public accountants for the Company, a letter, and from Ernst & Young LLP, as auditors of the statement of revenues and direct operating expenses of the Kerr-McGee properties, a letter, in each case in the form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States), and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Representatives both letters of such accountants, (each a “bring-down letter”) in each case addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States), (ii) stating, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in such firm’s respective initial letter.

(i) The Representatives shall have received from the Company’s independent petroleum engineers, a letter or letters dated, respectively, the date of this Agreement and each Delivery Date, in form and substance reasonably satisfactory to the Representatives, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which information regarding the natural gas and oil reserves and future net cash flows is given in the most recent Preliminary Prospectus, as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the natural gas and oil reserves of the Company and the Kerr-McGee properties and such other matters as the Representatives reasonably may request.

(j) The Company shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

1. The representations, warranties and agreements of the Company in Section 1 hereof are true and correct as if made and as of such Delivery Date; the Company has complied with all its agreements and satisfied all conditions on its part to be complied with or satisfied at or prior to such Delivery Date; and

2. They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth, and (C) no event contemplated by subsection (k) of this Section 7 in respect of the Company or any Subsidiary shall have occurred.

(k) (A) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the most recent Preliminary Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and (B) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations, business or prospects of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the most recent Preliminary Prospectus.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

(n) The Underwriters shall have been furnished by the Company such additional documents and certificates as the Underwriters or counsel for the Underwriters may reasonably request.

(o) On or before the date of this Agreement, Lehman Brothers Inc. shall have received from the individuals named in Schedule 2 attached hereto a letter or letters substantially in the form of Exhibit A hereto, and such letters will be in full force and effect on the Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Section 8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter (including any Underwriter in its role as qualified independent underwriter pursuant to the rules of the NASD), its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any

Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein), which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of an Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, and Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

Section 9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds

9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, then the Company shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the Representatives to purchase the shares which the defaulting Underwriter or Underwriters agree but fail to purchase on such Delivery Date. If, after giving effect to such arrangements, the total number of shares of the Stock which remain unpurchased exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, then this Agreement (or, with respect to any Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full Business Days in order to effect any changes in the opinion of counsel for the Company or counsel for the Underwriters that may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

Section 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

Section 11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder (other than the condition set forth in Section 7(l)) required to be fulfilled by the Company (including, without limitation, with respect to transactions) is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

Section 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Tracy W. Krohn (Fax: 713-626-8527);

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

Section 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 15. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or

Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “Subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

W & T OFFSHORE, INC.

By:	/s/ Tracy W. Krohn
Name:	Tracy W. Krohn
Title:	Chairman of the Board and CEO

Accepted:

LEHMAN BROTHERS INC.

JEFFERIES & COMPANY, INC.

MORGAN STANLEY & CO. INCORPORATED,

Joint Book-Running Managers

For themselves and as Representatives

of the several Underwriters name

in Schedule 1 hereto

By:	LEHMAN BROTHERS INC.

By:	/s/ Arlene Salmonson
Authorized Representative

By:	JEFFERIES & COMPANY, INC.

By:	/s/ Mike Bauer
Authorized Representative

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Todd Singer
Authorized Representative

SCHEDULE 1

Number of Shares of Firm Stock to be Purchased
Lehman Brothers Inc.	1,841,667
Jefferies & Company, Inc.	1,841,666
Morgan Stanley & Co. Incorporated	1,841,667
BMO Capital Markets Corp.	552,500
J.P. Morgan Securities Inc.	552,500
RBC Capital Markets	552,500
Raymond James & Associates, Inc.	552,500
Natexis Bleichroeder Inc.	255,000
SunTrust Capital Markets, Inc.	255,000
TD Securities (USA) LLC	255,000

Total	8,500,000

SCHEDULE 2

Tracy W. Krohn

Jerome F. Freel

Ann K. Freel

2

Exhibit A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

JEFFERIES & COMPANY, INC.

MORGAN STANLEY

As Representatives of the several

      Underwriters named in Schedule 1 attached to the Underwriting Agreement,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Common Stock, par value $.00001 per share (the “Common Stock”), of W&T Offshore, Inc., a Texas corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of each of Lehman Brothers Inc., Jefferies & Company, Inc. and Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement (except for shares set forth in the Prospectus as beneficially owned by the undersigned solely because the undersigned has a proxy to vote such shares until the date of the completion of the Offering) or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering.

Notwithstanding the foregoing, for the purpose of facilitating research coverage of the Company by the Underwriter and compliance with NYSE Rule 472 and NASD Rule 2711,

3

if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters named therein.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit B-1

OPINION OF ADAMS AND REESE LLP

AS COUNSEL FOR THE COMPANY

1.	(a)	The Company has been duly incorporated under the laws of the State of Texas, is validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

	(b)	The Company has all corporate or limited liability company power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.

2.	(a)	Each of the Company’s subsidiaries listed on Appendix A hereto (the “Subsidiaries”) (other than for the Subsidiary which is in the process of dissolution as indicated on Appendix A hereto) has been duly formed and is validly existing in good standing under the laws of its respective jurisdictions of formation, is duly qualified to do business and is in good standing as foreign limited liability company in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

	(b)	Each subsidiary has all limited liability company power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged.

3.	The authorized capital stock of the Company conforms as to legal matters in all material respects to the description therof contained in the Prospectus, and the capital stock of the Company was issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

4.	Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to Texas law, the Company’s articles of incorporation or bylaws, each as amended to date or, to our knowledge, any other agreement or other instrument to which the Company is a party or may be bound.

5.	(a)	The Company has the authorized capitalization as set forth in the Prospectus.

(b)	All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable.

(c)	All of the issued membership interests of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus.

6.	The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405 of the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 5). No stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission.

7.	(A) (i) The Registration Statement, on the latest Effective Date and on the applicable Delivery Date, and (ii) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, and (B) each Exchange Act filings that are incorporated into the Prospectus by reference on the date such filing was made with the Commission, was, on its face, appropriately responsive, in all material respects, to the requirements of the Exchange Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial, reserve and statistical data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

8.	The statements in the Prospectus under the caption “Description of Capital Stock” insofar as such statements purport to summarize the terms of the Common Stock (including the Stock), constitute accurate summaries of the terms of such Common Stock in all material respects, and the Common Stock conforms in all material respects to the description thereof contained under the caption “Description of Capital Stock.”

9.	The statements made in (i) the Company’s Current Report on Form 8-K filed with the Commission on May 31, 2006 under the Item 1.01 Entry into a Material Definitive Agreement, (ii) the Prospectus under the caption “Summary—New Credit Facility,” (iii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under the caption “Item 1. Business—Regulations,” and (iv) the Prospectus under the caption “Summary—W&T Offshore, Inc.,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

10.	The statements made in the Prospectus under the caption “Certain United States Federal Income Tax Consequences for Non-United States Holders, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

11.	To our knowledge, there are no contracts or other documents or legal proceedings which are required to be described in the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.

12.	To our knowledge and except as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, cause a Material Adverse Effect on the Company or that seek to set aside or affect the Company’s obligations under the Underwriting Agreement, the transactions contemplated thereby, or the performance by the Company of its obligations thereunder; and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

13.	The Agreement and Plan of Merger, effective October 1, 2005, among Kerr-McGee Oil & Gas Corporation, Kerr-McGee Oil & Gas (Shelf) LLC, the Company and W&T Energy V, LLC (the “Merger Agreement”) has been duly authorized, executed and delivered by all parties thereto. Each party to the Merger Agreement has all requisite power and authority to consummate the transactions contemplated thereby and to otherwise perform its obligations under the Merger Agreement. The Merger Agreement constitutes a valid and legally binding obligation of each party thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

14.	To our knowledge and except as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that seeks to set aside or affect the Company’s obligations under the Merger Agreement, the transactions contemplated thereby, or the performance by the Company of its obligations thereunder; and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

15.	The Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated May 26, 2006, by and among the Company, the various financial institutions and other persons from time to time parties hereto, as lenders, each issuer referred to therein, as issuers of Letters of Credit, Toronto Dominion (Texas) LLC, individually and as agent for the lenders, Lehman Commercial Paper Inc., as syndication agent, Harris Nesbitt Financing, Inc., Fortis Capital Corp. and Bank of Scotland, as Co-Documentation Agents,

Natexis Banques Populaires, as Co-Agent, and TD Securities (USA) LLC and Lehman Brothers Inc., as Co-Lead Arrangers and Co-Bookrunners has been duly authorized, executed and delivered by all parties thereto. Each party to the Credit Agreement has all requisite power and authority to consummate the transactions contemplated thereby and to otherwise perform its obligations under the Credit Agreement. Subject to consummation of the transactions contemplated by the Merger Agreement, the Credit Agreement constitutes a valid and legally binding obligation of each party thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

16.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

17.	The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations under the Underwriting Agreement.

18.	The execution, delivery and performance by the Company of the Underwriting Agreement, the consummation of the transactions contemplated thereby, and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus will not:

(a)	conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or

(b)	result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the Certificates of Formation or operating agreements of its Subsidiaries, or any law, statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

19.	Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities, or “Blue Sky” laws in connection with the purchase and distribution of the Shares by the Underwriters, require any consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body for the execution, delivery and performance of the Underwriting Agreement by the Company, the consummation of the transactions contemplated thereby, and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

20.	Except as described in the Prospectus, to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act other than any such rights that have been waived or satisfied.

21.	Neither the Company nor any of the Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations thereunder.

22.	The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the States of Delaware, Louisiana and Texas and the contract laws of the State of New York.

Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package, and (y) based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(a) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b) the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c) the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on a schedule to such opinion acceptable to counsel to the Underwriters, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements or other financial, reserve and statistical data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the most recent Preliminary Prospectus. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus.

Appendix A

Subsidiary	Jurisdiction of Formation
Offshore Energy I LLC	Delaware
Offshore Energy II LLC	Delaware
Offshore Energy III LLC	Delaware
Gulf of Mexico Oil and Gas Properties LLC	Delaware
W&T Energy V, LLC	Delaware
W&T Energy VI, LLC	Delaware
W&T Energy VII, LLC	Delaware
W&T Holdings, L.L.C.*	Louisiana

*	W&T Offshore, Inc. has commenced the process of dissolving this subsidiary.

Exhibit B-2

OPINION OF VINSON & ELKINS LLP

AS COUNSEL FOR THE COMPANY

1.	(a) The Company is validly existing and in good standing under the laws of the State of Texas.

(b) The Company has all corporate power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.

2.	The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus, and the capital stock of the Company was issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

3.	Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to Texas law, the Company’s articles of incorporation or bylaws, each as amended to date or, to our knowledge, any other agreement or other instrument to which the Company is a party or may be bound.

4.	The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act) eligible to use Form S-3 for the offering of the Common Stock, including not having been an “ineligible issuer” (as defined in Rule 405 of the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 5). No stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission

5.	(A) (i) The Registration Statement, on the latest Effective Date and on the applicable Delivery Date, and (ii) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, and (B) each Exchange Act filing that is incorporated into the Prospectus by reference on the date such filing was made with the Commission, was, on its face, appropriately responsive, in all material respects, to the requirements of the Exchange Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial, reserve and statistical data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

6.	The statements in the Prospectus under the caption “Description of Capital Stock” insofar as such statements purport to summarize the terms of the Common Stock (including the Stock), constitute accurate summaries of the terms of such Common Stock in all material respects, and the Common Stock conforms in all material respects to the description thereof contained under the caption “Description of Capital Stock.”

7.	The statements made in (i) the Company’s Current Report on Form 8-K filed with the Commission on May 31, 2006 under “Item 1.01. Entry into a Material Definitive Agreement,” (ii) the Prospectus under the caption “Summary—New Credit Facility,” (iii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under the caption “Item 1. Business—Regulations,” and (iv) the Prospectus under the caption “Summary—W&T Offshore, Inc.,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

8.	The statements made in the Prospectus under the caption “Certain United States Federal Income Tax Consequences for Non-United States Holders,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

9.	To our knowledge, there are no contracts or other documents or legal proceedings which are required to be described in the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.

10.	W&T Energy V, LLC, a Texas limited liability company (“W&T Energy V”) has all requisite limited liability company power and authority to consummate the transactions contemplated Agreement and Plan of Merger, effective October 1, 2005, among Kerr-McGee Oil & Gas Corporation, Kerr-McGee Oil & Gas (Shelf) LLC, the Company and W&T Energy V, LLC (the “Merger Agreement”) and to otherwise perform its obligations under the Merger Agreement. The Merger Agreement constitutes a valid and legally binding obligation of W&T Energy V, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

11.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

12.	The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations under the Underwriting Agreement.

13.	Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities, or “Blue Sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by the Company, the consummation of the transactions contemplated thereby, and the application of the proceeds from the sale of the Common Stock as described under “Use of Proceeds” in the Prospectus, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made and except for such consents, approvals, authorizations, orders, filings or registrations related to the transactions contemplated by the Merger Agreement.

14.	Except as described in the Prospectus, to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act other than any such rights that have been waived or satisfied.

15.	Neither the Company nor any of the Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations thereunder.

16.	The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Texas and the contract laws of the State of New York.

Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package, and (y) based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(a) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b) the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c) the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on a schedule to such opinion acceptable to counsel to the

Underwriters, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements or other financial, reserve and statistical data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the most recent Preliminary Prospectus. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus, except to the extent set forth in paragraphs 6, 7 and 8 above.